Exhibit 23.1

                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 19, 2001 included in Swift Energy Company's Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                                /s/ Arthur Andersen LLP
                                                ARTHUR ANDERSEN LLP

Houston, Texas
August 8, 2001